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                                                                    Exhibit 99.1

                         [STERLING BANCORP LETTERHEAD]



John Tietjen                                  Kimberly Storin
Chief Financial Officer                       Investor Relations/Media Relations
Sterling Bancorp                              The MWW Group
john.tietjen@sterlingbancorp.com              kstorin@mww.com
212.757.8035                                  212.827.3752



       STERLING BANCORP TO PRESENT AT RYAN BECK & CO. INVESTOR CONFERENCE

New York, NY, November 17, 2003 - Sterling Bancorp (NYSE: STL), a financial holding company and the parent company of Sterling National Bank, announced today that President John C. Millman will speak at the Ryan Beck & Co. Financial Institutions Investor Conference on November 19, 2003 in New York City.

Sterling's presentation is scheduled for 9:00 AM Eastern Time and will focus on the Company's record third quarter financial results, product diversity, and high touch approach to customer service. A copy of the slide presentation will be available on November 19, 2003 on the Company's website:
www.sterlingbancorp.com.

ABOUT STERLING BANCORP
Sterling Bancorp (NYSE: STL) is a financial holding company with assets of $1.7 billion, offering a broad array of banking and financial services products. Its principal banking subsidiary is Sterling National Bank, founded in 1929. Sterling provides a wide range of products and services, including business and consumer loans, commercial and residential mortgage lending and brokerage, asset-based financing, factoring, trade financing, equipment leasing, corporate and consumer deposit services, trust and estate administration, and investment management services. The Company has operations in the metropolitan New York area, North Carolina and mid-Atlantic States, and conducts business throughout the U.S.